Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Note 11. Contingencies to Altria Group, Inc.’s condensed consolidated financial statements (“Note 11”), there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc., its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or RICO violations, (v) international cases, and (vi) other tobacco-related litigation.

The following lists certain of the pending claims against Altria Group, Inc., PM USA, UST LLC (“UST”) and/or UST’s subsidiaries included in these categories.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates, as of April 25, 2011. See International Cases below for a list of smoking and health class actions pending in Canada.

Consolidated Individual Smoking and Health Cases

In re: Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. See Note 11 for a discussion of this litigation.

Flight Attendant Litigation

The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allows members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibits them from seeking punitive damages. See Note 11 for a discussion of this litigation.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 11 for a discussion of this case and the Engle progeny litigation.

Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. See Note 11 for a discussion of this case.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Exhibit 99.1

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Simms, et al. v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed May 23, 2001.

Caronia, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed January 13, 2006. See Note 11 for a discussion of this case.

Donovan, et al. v. Philip Morris, United States District Court, District of Massachusetts, filed March 2, 2007. See Note 11 for a discussion of this case.

Xavier, et al. v. Philip Morris USA Inc., United States District Court, Northern District, California, filed May 14, 2010. See Note 11 for a discussion of this case.

Gargano, et al., v. Philip Morris USA Inc., United States District Court, Southern District, Florida, filed November 9, 2010. See Note 11 for a discussion of this case.

HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates as of April 25, 2011. See International Cases below for a list of international health care cost recovery actions.

City of St. Louis Case

City of St. Louis, et al. v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed November 23, 1998. See Note 11 for a discussion of this case.

Master Settlement Agreement-Related Cases

State of Montana v. Philip Morris Incorporated, et al., Montana First Judicial District Court, Lewis and Clark County, filed May 8, 2006. See Note 11 for a discussion of this case.

Vibo Corp. v. Conway, et al., United States District Court, Western District, Kentucky, filed October 28, 2008. See Note 11 for a discussion of this case.

Possible Adjustments in MSA Payments for 2003 to 2009

See Note 11 for a discussion of this matter.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 11 for a discussion of this case.

Exhibit 99.1

“LIGHTS/ULTRA LIGHTS” CASES

The following lists the “Lights/Ultra Lights” cases pending against Altria Group, Inc. and/or its various subsidiaries and others as of April 25, 2011. See International Cases below for a reference to one “Lights” action pending in Israel.

Cleary, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, Illinois, filed June 3, 1998. See Note 11 for a discussion of this case.

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. See Note 11 for a discussion of this case.

Price, et al. v. Philip Morris Inc., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed February 10, 2000. See Note 11 for a discussion of this case.

Larsen, et al. v. Philip Morris Inc. (formerly known as Craft, et al. v. Philip Morris Companies Inc., et al.), Circuit Court, City of St. Louis, Missouri, filed February 15, 2000. See Note 11 for a discussion of this case.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. See Note 11 for a discussion of this case.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.

Curtis, et al. v. Philip Morris Companies Inc., et al., Fourth Judicial District Court, Minnesota, filed November 28, 2001. See Note 11 for a discussion of this case.

Lawrence, et al. v. Philip Morris Incorporated (formerly known as Tremblay, et al., v. Philip Morris Incorporated), Superior Court, Rockingham County, New Hampshire, filed March 29, 2002. See Note 11 for a discussion of this case.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002. See Note 11 for a discussion of this case.

Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

Stern, et al. v. Philip Morris USA Inc., et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003.

Arnold, et al. v. Philip Morris USA Inc., Circuit Court, Madison County, Illinois, filed May 5, 2003.

Watson, et al. v. Altria Group, Inc., et al., Circuit Court, Pulaski County, Arkansas, filed May 29, 2003. See Note 11 for a discussion of this case.

Carroll (formerly known as Holmes), et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle County, Delaware, filed August 18, 2003. See Note 11 for a discussion of this case.

Kelly v. Martin & Bayley, Inc., et al., Circuit Court, Madison County, Illinois, filed February 4, 2005. This case is an individual “Lights” case, not a class action. See Note 11 for a discussion of this case.

Exhibit 99.1

Mulford, et al. v. Altria Group, Inc., et al., United States District Court, New Mexico, filed June 9, 2005. See Note 11 for a discussion of this case.

Good, et al. v. Altria Group, Inc., et al., United States District Court, Maine, filed August 15, 2005. See Note 11 for a discussion of this case.

Tang v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed December 17, 2008. See Note 11 for a discussion of this case.

Biundo, et al. v. Philip Morris USA Inc., et al., (formerly known as Goins, et al. v. Philip Morris USA Inc., et al.), United States District Court, Northern District, Illinois, filed December 23, 2008. See Note 11 for a discussion of this case.

Tyrer, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, California, filed January 14, 2009.

Domaingue, et al. v. Philip Morris USA Inc., et al., United States District Court, Eastern District, New York, filed March 19, 2009.

Wyatt, et al. v. Philip Morris USA Inc., et al., (formerly Nikolic, et al. v. Philip Morris USA Inc., et al.), United States District Court, Eastern District, Wisconsin, filed June 16, 2009.

Mirick, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, Mississippi, filed July 2, 2009.

Williams v. Altria Group, Inc., United States District Court, Eastern District, Arkansas, filed July 6, 2009.

Slater, et al. v. PM USA, et al., United States District Court, District of Columbia, filed November 12, 2009.

Corse, et al. v. PM USA, et al., United States District Court, Middle District, Tennessee, filed November 25, 2009.

Parsons, et al. v. PM USA, et al., United States District Court, District of Columbia, filed December 2, 2009.

Haubrich, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, Pennsylvania, filed December 9, 2009.

Calistro, et al. v. Altria Group, Inc., et al., United States District Court, Virgin Islands, Division of St. Thomas & St. John, filed July 7, 2010. See Note 11 for a discussion of this case.

Phillips, et al. v. Altria Group, Inc., et al., United States District Court, Northern District, Ohio, filed August 9, 2010.

McClure, et al. v. Altria Group, Inc., et. al., United States District Court, Middle District, Tennessee, filed September 17, 2010.

Many of the cases above have been consolidated by the Judicial Panel on Multidistrict Litigation in the United States District Court for the District of Maine. For a discussion of this consolidated proceeding, see Note 11.

Exhibit 99.1

INTERNATIONAL CASES

Canada

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 11 for a discussion of this case.

Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc., et al., Court of the Queen’s Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 11 for a discussion of this case.

Dorion v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action. See Note 11 for a discussion of this case.

Semple v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action. See Note 11 for a discussion of this case.

Kunta v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Manitoba, Winnipeg Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action. See Note 11 for a discussion of this case.

Adams v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed on or about July 10, 2009. Smoking and health class action. See Note 11 for a discussion of this case.

Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 11 for a discussion of this case.

Bourassa v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Vancouver Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 11 for a discussion of this case.

McDermid v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Vancouver Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 11 for a discussion of this case.

Attorney General of Newfoundland and Labrador v. Rothmans Inc., et al., Supreme Court of Newfoundland and Labrador, Trial Division, Canada, filed February 8, 2011. Health care cost recovery action. See Note 11 for a discussion of this case.

Israel

Kupat Holim Clalit v. Philip Morris USA, et al., Jerusalem District Court, Israel, filed September 28, 1998. Health care cost recovery case. See Note 11 for a discussion of this case.

El-Roy, et al. v. Philip Morris Incorporated, et al., District Court of Tel-Aviv/Jaffa, Israel, filed January 18, 2004. “Lights” case. See Note 11 for a discussion of this case.

Exhibit 99.1

See Note 11 for a discussion of the Distribution Agreement between Altria Group, Inc. and PMI, which provides for indemnities for certain liabilities concerning tobacco products.

CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against Altria Group, Inc. and/or its various subsidiaries as of April 25, 2011. See Note 11 for a discussion of these cases.

Tobacco Price Cases

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000.

Cases under the California Business and Professions Code

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997.

Ignition Propensity Cases

Sarro v. Philip Morris USA Inc., United States District Court, Massachusetts, filed December 20, 2007.

Walker, et al. v. Philip Morris USA, Inc., et al., United States District Court, Western District, Kentucky, filed February 1, 2008.

UST LITIGATION

The following action is pending against UST and/or its subsidiaries as of April 25, 2011. See Note 11 for a discussion of this case.

Vassallo v. United States Tobacco Co., et al., Circuit Court of the Judicial District, Miami-Dade County, Florida, filed November 12, 2002.